UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☑	Soliciting Material Pursuant to § 240.14a-12.
INTERWOVEN, INC.
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Filed by Interwoven, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Interwoven, Inc.
Commission File No.: 000-27389
On January 21, 2009, Interwoven, Inc. issued a press release to announce the proposed acquisition of Interwoven, Inc. by Autonomy Corporation plc. The text of the press release follows.
FOR IMMEDIATE RELEASE
Interwoven Announces Definitive Agreement to be Acquired by Autonomy
Interwoven Customers to Benefit from Extension of Autonomy’s Meaning-Based Computing into Interwoven’s
Product Offerings
SAN JOSE, Calif., – January 21, 2009 – Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced that it has entered into a definitive agreement to be acquired by Autonomy Corporation plc (LSE: AU. or AU.L), a global leader in infrastructure software, for $16.20 in cash per share for a total transaction value of approximately $775 million.
Interwoven’s products improve human interactions with information, and Autonomy’s technology will allow people to know what those human interactions mean. The combination of these two companies will redefine how global 2000 corporations, leading law firms, and government regulators will discover, analyze, and manage human friendly information.
“Interwoven and Autonomy are two high-performing companies that share the same vision for improving the way organizations understand and interact with information,” said Joe Cowan, Interwoven CEO. “We believe customers will benefit from the combination of Autonomy’s industry-leading technology with Interwoven’s unmatched position in our target markets. We are extremely excited with the unique possibilities for future product direction that will arise through the integration with Autonomy’s technology.”
“The combination of Autonomy and Interwoven, industry leaders in meaning-based computing and document and content management respectively, will continue the extension of Autonomy’s Intelligent Data Operating Layer (IDOL) – an information infrastructure that global 2000 companies standardize on to search and process over 1,000 data types,” said Dr. Mike Lynch, Group CEO of Autonomy. “Our past acquisitions have clearly demonstrated how Autonomy can quickly and effectively leverage the power of IDOL into new customer bases and to address new customer needs, and we see great opportunities for continued innovation and development of the Interwoven product offerings. We are very familiar with Interwoven, its product base and management team through our joint customers and partnerships over the years and see this transaction as an exciting opportunity to extend the chain of Autonomy’s solutions.”
Under the terms of the agreement, Interwoven will be acquired by Autonomy for $16.20 per share, in cash, or approximately $775 million in the aggregate. The directors and certain executive officers of Autonomy and Interwoven have agreed to vote the shares they own in favor of the acquisition. The transaction is expected to close by Q2 2009 and is subject to shareholder approval by both companies, Hart-Scott-Rodino antitrust clearance, and other closing conditions.
About Interwoven
Interwoven (NASDAQ: IWOV) is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Over 4,600 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, FedEx, Grant Thornton, Hilton Hotels, Hong Kong Trade and Development Council,

HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Qantas Airways, Tesco, Virgin Mobile, and White & Case. A community of over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements that are based on Interwoven’s current expectations relating to the proposed acquisition of Interwoven by Autonomy, including the expected closing of the transaction and the benefits thereof. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference for Interwoven include, but are not limited to, the possible failure to satisfy necessary conditions to closing, the risk that the transaction is not consummated or is not consummated within the expected timeframe and difficulties in integrating the two businesses. For information regarding other related risks, see discussion of risks and other factors in Interwoven’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.
Media Contact:
Randy Cairns
Interwoven, Inc
408-953-7111
rcairns@interwoven.com
Investor Contact:
Keren Ackerman
Interwoven, Inc.
408-953-7284
kackerman@interwoven.com